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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors



The Board of Directors and Stockholders
C-COR.net Corp:


We consent to incorporation by reference in the registration statements (Nos. 2-95959, 33-27440, 33-35208, 33-66590, 333-02505, 333-65805) on Form S-8 and (No.
333-82697) on Form S-3 of C-COR.net Corp. of our reports dated August 16, 1999, relating to the consolidated balance sheets of C-COR.net Corp. as of June 25, 1999 and June 26, 1998, and the related consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended June 25, 1999, and related schedule, which reports appear in the June 25, 1999 annual report on Form 10-K of C-COR.net Corp. incorporated by reference herein, and our report dated September 20, 1999, relating to the supplemental consolidated financial statements of C-COR.net Corp., which give retroactive effect to the mergers of C-COR.net Corp. and Convergence.com, which occurred on July 9, 1999, and Silicon Valley Communications, Inc., which occurred on September 17, 1999, incorporated by reference herein from C-COR.net Corp.'s Form 8-K filing dated September 17, 1999.

We also consent to the reference to our firm under the heading "Experts" in the prospectus.



                                                KPMG LLP


State College, Pennsylvania
September 24, 1999